                                                                   Exhibit 10.59

                               SECURITY AGREEMENT

     THIS SECURITY AGREEMENT (this "Agreement") is made as of October 1, 2001, by and between, on the one hand, THE PRINCETON REVIEW, INC., a Delaware corporation, having an office at 2315 Broadway, New York, NY 10024, PRINCETON REVIEW MANAGEMENT, L.L.C., a Delaware limited liability company, having an office at 2315 Broadway, New York, NY 10024, PRINCETON REVIEW OPERATIONS, L.L.C., a Delaware limited liability company, having an office at 2315 Broadway, New York, NY 10024, PRINCETON REVIEW PRODUCTS, L.L.C., a Delaware limited liability company, having an office at 2315 Broadway, New York, NY 10024, THE PRINCETON REVIEW CANADA, INC., a Canadian corporation, having an office at 2315 Broadway, New York, NY 10024 (each of the foregoing being a "Grantor" and collectively, "Grantors"); and, on the other hand, COMDISCO, INC., a Delaware corporation ("Comdisco"), having an office at 6111 North River Road, Rosemont, IL 60018:

     1. Capitalized Terms. Capitalized terms used without definition in this Agreement shall have the meanings assigned to them in the "Loan Agreement" (as defined below).

     2. Grant of Security Interest. For valuable consideration, receipt whereof is acknowledged, each Grantor hereby grants to Comdisco a continuing security interest in and lien upon all of the personal property of Grantor, including without limitation, the following described property of such Grantor, whether now in existence or hereafter created or acquired and wheresoever situated, as well as in the cash and non-cash proceeds thereof, including, without limitation, insurance proceeds (all such property being hereinafter collectively referred to as the ("Collateral")):

          (a) all Receivables of such Grantor;

          (b) all Equipment of such Grantor;

          (c) all Fixtures of such Grantor;

          (d) all General Intangibles of such Grantor;

          (e) all Intellectual Property of such Grantor;

          (f) all Inventory of such Grantor;

          (g) all Investment Property of such Grantor;

          (h) all Deposit Accounts of such Grantor;

          (i) all Cash of such Grantor;

          (j) all other Goods and tangible and intangible personal property of such Grantor, whether now or hereafter owned or existing, leased, consigned by or to, or acquired by, such Grantor and wherever located; and

          (k) all Proceeds of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of each of the foregoing.

          (l) Comdisco agrees that the security interest granted and the lien created hereby only, shall be subordinate to the security interest and lien of any Senior Lender, as defined in the Loan Agreement.


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          (m) Notwithstanding the foregoing, the Collateral shall not include any personal property of such Grantor to the extent that the granting of a security interest therein as of the date hereof requires the consent of a third party that has not been obtained. Each Grantor agrees to use reasonable best efforts to obtain any third party consent referred to in the preceding sentence as may be requested by Comdisco.

The security interest granted hereby is to secure the payment and performance of all liabilities and obligations of such Grantor to Comdisco of every kind and description, whether direct or indirect, joint or several, absolute or contingent, secured or unsecured, due or to become due, now existing or hereafter arising, including, without limitation: (i) all liabilities and obligations now or hereafter owing by such Grantor to Comdisco under any agreements now or hereafter executed by Grantor in favor of Comdisco, including, without limitation, that certain Guaranty of Loans of even date herewith (the "Guaranty") by which each Grantor guarantees the payment of any liabilities and obligations to Comdisco of Princeton Review Publishing, L.L.C. ("Borrower"), including, without limitation, the liabilities and obligations of Borrower to Comdisco under that certain Amended and Restated Loan and Security Agreement of even date herewith between Comdisco and Borrower (as the same may be amended, restated, supplemented or otherwise modified from time to time, the "Loan Agreement"); and (ii) all liabilities and obligations now or thereafter owing by such Grantor to Comdisco under this Agreement. All such liabilities and obligations are hereinafter jointly referred to as the "Indebtedness".

     3. Representations, Covenants and Warranties of Grantors. Each Grantor hereby represents, covenants, warrants, and agrees to and with Comdisco as follows:

          (a) Grantor is an entity as described herein, duly organized, validly existing and in good standing under the laws of the state of incorporation or organization and has its chief executive office and principal place of business at the address shown on the first page hereof.

          (b) Grantor is and will remain solvent in the sense that the fair saleable value of all of its assets does, and will at all times, exceed the total amount of its liabilities, including contingent liabilities, and Grantor does pay and will pay its debts as they mature.

          (c) All risk of loss of the Collateral hereunder shall be upon Grantor.

          (d) Grantor shall keep the Collateral free and clear from any and all security interests, unpaid charges, attachments, levies, and liens of every kind, except for (i) the lien and security interest granted hereunder to Comdisco, (ii) liens with respect to Grantor of the type defined under the Loan Agreement with respect to Borrower as "Permitted Liens".

          (e) Grantor shall not change its name, its principal place of business or its chief executive office, shall not use, keep or maintain the Collateral other than at its principal place of business as shown above, and shall neither move any item or items of the Collateral with an aggregate value in excess of $25,000 to Alabama, Florida or Mississippi until January 1, 2002 (except for that portion of the Collateral consisting of motor vehicles) nor dispose of any of the Collateral except for Inventory in the ordinary course of business, except upon at least thirty
     (30) days prior written notice to Comdisco and after the delivery to Comdisco of financing statements in form satisfactory to Comdisco to perfect or continue the perfection of Comdisco's lien and security interest hereunder.


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          (f) Grantor shall keep and maintain all tangible items of Collateral in saleable condition, and Grantor agrees that the Collateral may be inspected and examined by Comdisco or its agents at any reasonable time, upon reasonable notice, and that Comdisco shall have the right to inspect, audit, examine, check, or make copies of, or extracts from, the books, files, accounts, and all other records of Grantor pertaining to Grantor's business or any of the Collateral.

          (g) Grantor shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation and shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, the noncompliance with which would materially and adversely affect its properties, business or credit.

          (h) So long as there are any Secured Obligations outstanding, Grantor shall cause to be carried and maintained commercial general liability insurance, on an occurrence form, against risks customarily insured against in Grantor's line of business. Such risks shall include the risks of bodily injury, including death, property damage, personal injury, advertising injury, and contractual liability per the terms of the indemnification agreement found herein. Grantor must maintain a minimum of $3,500,000 of commercial general liability insurance for each occurrence. So long as there are any Secured Obligations outstanding, Grantor shall also cause to be carried and maintained insurance upon the Collateral, insuring against all risks of physical loss or damage howsoever caused, including the perils of fire, windstorm, flood, and in an amount not less than the full replacement cost of the Collateral. Grantor shall deliver to Comdisco certificates of insurance, which evidence Grantor's compliance with its insurance obligations in this Section and the obligations contained in this Section within thirty (30) days of the date of this Agreement. Grantor's insurance certificate shall state Comdisco is an additional insured for commercial general liability, and an additional insured and a loss payee for all risk property damage insurance. Attached to the certificates of insurance will be additional insured endorsements for liability and lender's loss payable endorsements for all risk property damage insurance. Grantor will use reasonable best efforts to ensure that the certificates of insurance will state that the coverage evidenced is primary and non-contributory to any insurance or self-insurance of Comdisco, and will further state that a waiver of subrogation in favor of Comdisco has been agreed to. All certificates of insurance will provide for a minimum of thirty (30) days advance written notice to Comdisco of cancellation or any other change adverse to Comdisco's interests. Any failure of Comdisco to scrutinize such insurance certificates for compliance is not a waiver of any of Comdisco's rights, all of which are reserved. Grantor shall and does hereby indemnify and hold Comdisco, its officers, directors, employees, agents, attorneys, representatives and stockholders harmless from and against any and all claims, costs, expenses, damages and liabilities (including such claims, costs, expenses, damages and liabilities based on liability in tort, including strict liability in tort), including reasonable attorneys' fees and disbursements and other costs of investigation or defense (including those incurred upon any appeal), that may be instituted or asserted against or incurred by Comdisco or any such Person as the result of credit having been extended, suspended or terminated under this Agreement and the other Loan Documents or the administration of such credit, or in connection with or arising out of the transactions contemplated hereunder and thereunder, or any actions or failures to act in connection therewith, or arising out of the disposition or utilization of the Collateral, excluding in all cases claims resulting solely from Comdisco's gross negligence or willful misconduct.


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          (i) Grantor has never carried on business, traded as, been known as, used or incorporated under any name other than the name appearing on the first page of this Agreement.

          (j) Grantor shall provide to Comdisco such financial information concerning Grantor as Comdisco may from time to time request, including, without limitation, monthly, quarterly and annual financial statements, which shall in each case be certified to Comdisco by the chief financial officer of Grantor.

          (k) Grantor shall not enter into or be a party to any Merger Event (as defined below) without the prior written consent of Comdisco, which consent shall be at Comdisco's sole discretion but not unreasonably withheld. Notwithstanding the foregoing, so long as no Event of Default has occurred and is continuing, Comdisco shall provide its consent within ten (10) days after a request therefore from Grantor; provided that (a) the assets acquired in such Merger (i) be provided as Collateral (including assets of any subsidiary of Grantor) and (ii) be free and clear of Liens (other than Permitted Liens), (b) any parent, subsidiary or affiliate of Grantor guarantee the Obligations, or (c) documents be delivered, including certificates, lien search results, financing statements and opinions, or other actions be taken so as to give Comdisco reasonable confidence that it obtains a duly perfected security interest in the Collateral subject only to Permitted Liens. If the Merger Event falls under category (c) of the definition of Merger Event, the foregoing prohibition and obligations in this Section 8.8 shall apply only if the ratio of Permitted Indebtedness (which does not include Future Indebtedness that is subordinate to payment to Comdisco) to TPR's Net Worth is greater than .5 : 1 and the acquisition target has a negative EBITDA under GAAP for the two (2) quarters prior to such Merger Event; provided, that the acquisition target's EBITDA shall be adjusted to not reflect the proprietors of the acquisition target's salaries. For the purposes of this Agreement, "Merger Event" means any
     (a)(i) reorganization, consolidation or merger (or similar transaction or series of related transactions) of Grantor or any subsidiary of Grantor with or into any other Person, or (ii) sale or exchange of outstanding shares in which the holders of Grantor's outstanding shares immediately before consummation of such transaction or series of related transactions do not, immediately after consummation of such transaction or series of related transactions, retain shares representing eighty percent (80%) of the voting power of the surviving entity of such transaction or series of related transactions (or the parent of such surviving entity if such surviving entity is wholly owned by such parent), in each case without regard to whether Grantor is the surviving entity, (b) sale of all or substantially all of the assets of Grantor, or (c) acquisition by Grantor of all or substantially all of the capital stock or assets of another Person. Notwithstanding the foregoing, a Merger Event shall not mean the consolidation or merger of Grantor with and into TPR or a wholly-owned subsidiary of TPR if such transaction does not adversely affect Comdisco's rights under the Loan Documents.

          (l) Grantor shall not, without the prior written consent of Comdisco (which consent shall not be unreasonably withheld) (a) declare or pay any cash dividend or make a distribution on, or repurchase or redeem, any class of stock, other than pursuant to employee repurchase plans upon an employee's death or termination of employment, during the eighteen (18) months following the date of this Agreement or (b) transfer, sell, lease, lend or in any other manner not in the normal course of business convey any equitable, beneficial or legal interest in any material portion of the assets of Grantor. The prohibition set forth in this Section 3(l) shall not apply to (i) transfers which would constitute Permitted Liens under clause
     (f) of the definition of Permitted Liens; (ii)


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     transfers of worn-out or obsolete equipment, (iii) a single loan to an employee of Grantor in the amount of $500,000 or (iv) single transactions of not more than $200,000.

          (m) There are no actions, suits or proceedings now pending or, to Grantor's knowledge, threatened against Grantor or affecting any of Grantor's properties, the adverse result of which would in any material respect affect the property, financial condition or operations of Grantor, and Grantor shall promptly notify Comdisco of the commencement of any action, suit or proceeding against Grantor.

          (n) Grantor will execute, or cause to be executed, and deliver to Comdisco any and all instruments or documents necessary or desirable to give effect to this Agreement or to perfect Comdisco's security interest in any Collateral, including specifically all financing statements, motor vehicle titles with Comdisco's lien noted thereon, landlord waivers, mortgagee waivers and subordination agreements and the delivery to Comdisco of stock certificates evidencing any securities owned by Grantor, and Grantor shall reimburse Comdisco for the cost of filing or recording any such documents in all public offices deemed necessary by Comdisco.

     4. Events of Default. It is understood and agreed that an event of default shall be deemed to have occurred under this Agreement, and Comdisco shall be entitled to take such actions as are elsewhere provided herein, in the event that: (a) any Grantor fails to pay any of the Indebtedness to Comdisco when due (whether due on demand, at stated maturity, by acceleration or otherwise) and such failure continues for more than one business day after Comdisco giving written notice thereof; or (b) any representation, warranty or covenant made by any Grantor herein or in any other existing or future agreement with Comdisco shall prove to have been false or misleading in any material respect when made or furnished or is breached, violated, or not complied with; or (c) an Event of Default under the Loan Agreement has occurred; or (d) any bankruptcy petition with respect to any Grantor shall hereafter be filed by or against such Grantor; or (e) any receiver, trustee or other custodian shall be appointed for any Grantor or any of its properties. Notwithstanding the foregoing, in the event that Grantor has not consented to (d) or (e), then it shall not be an event of default hereunder until sixty (60) days have expired without such events or actions being dismissed or stayed.

     5. Rights and Remedies Upon Default. Upon and after the occurrence of any one or more of the events of default specified in Section 4 hereof, all of the Indebtedness shall, without any notice to or demand upon Grantor of any kind, become immediately due and payable, and Comdisco shall thereupon have any and all rights and remedies afforded to a secured party under the UCC, together with every right and remedy available to Comdisco under any other applicable law, including, the right to release, hold, sell, lease, liquidate, collect, realize upon, or otherwise dispose of all or any part of the Collateral and the right to occupy, utilize, process and commingle the Collateral. All of Comdisco's rights and remedies shall be cumulative and not exclusive and may be exercised concurrently or seriatim, and are in addition to and not in lieu of any other rights of Comdisco at law, in equity, under statute or under any other agreement with Grantor. Upon the occurrence and during the continuance of any event of default, Comdisco may, at any time or from time to time, apply, collect, liquidate, sell in one or more sales, lease or otherwise dispose of, any or all of the Collateral, in its then condition or following any commercially reasonable preparation or processing, in such order as Comdisco may elect.

     6. Waivers. In addition to the other waivers contained herein and in any other agreement between any Grantor and Comdisco, each Grantor hereby expressly waives, to the extent permitted by law, demand, protest, notice of protest, notice of default or dishonor, notice


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of payments and nonpayments, or of any default, release, compromise, settlement, extension or renewal of all commercial paper, instruments or guaranties at any time held by Comdisco on which Grantor may in any way be liable, and notice of any action taken by Comdisco unless expressly required by this Agreement or by law.

     7. Indulgences Not Waivers. Neither the failure nor any delay on the part of Comdisco to exercise any right, remedy, power or privilege hereunder shall operate as a waiver thereof or give rise to any estoppel, nor be construed as an agreement to modify the terms of this Agreement, nor shall any single or partial exercise by Comdisco of any right, remedy, power or privilege preclude any other or further exercise by Comdisco of the same or of any other right, remedy, power, or privilege; nor shall any waiver by Comdisco of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver by a party hereunder shall be effective unless it is in writing and signed by the party making such waiver, and then only to the extent specifically stated in such writing.

     8. Termination. When all Secured Obligations, as defined in the Loan Agreement, shall have been paid in full, this Agreement shall terminate, and Comdisco shall forthwith cause to be assigned, transferred and delivered any remaining Collateral and money received in respect thereof, to or on the order of Grantors. Comdisco shall also execute and deliver to the Grantors upon such termination such Uniform Commercial Code termination statements, and such other documentation as shall be reasonably requested by Grantors to effect the termination and release of the Collateral.

     9. Notices. Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication (including the delivery of Financial Statements) that is required, contemplated, or permitted under this Agreement or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the first business day after transmission by facsimile or hand delivery or deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

        (a)   If to a Grantor:   2315 Broadway
                                 New York, NY 10024
                                 Attn:  Mark Chernis, President
                                 T: (212) 874-8282
                                 Fax (212) 874-0775

        (b)   If to Comdisco:    Comdisco, Inc./Comdisco Ventures
                                 6111 North River Road
                                 Rosemont, IL 60018
                                 Attn:  Legal Department
                                 Fax (847) 518-5088

              With a copy to:

                                 Comdisco Ventures
                                 100 Hamilton Avenue, Suite 104A
                                 Palo Alto, CA  94301


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                                 Attn:  Victor Hanna
                                 Fax (650) 473-0204
                                 T (650) 833-0581

or to such other address as each party may designate for itself by like notice.

     10. Governing Law. This Agreement and the Guaranty have been delivered to Comdisco in the State of Illinois, and shall have been accepted by Comdisco in the State of Illinois. Payment to Comdisco by any Grantor of the Secured Obligations is due in the State of Illinois. This Agreement and the Guaranty shall be governed by, and construed and enforced in accordance with, the laws of the State of Illinois, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

     11. Entire Agreement. This Agreement constitutes and expresses the entire understanding between the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements and understandings, inducements or conditions, and the express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. Neither this Agreement nor any portion or provision hereof may be changed, altered, waived, modified, supplemented, discharged, canceled, terminated, or amended orally or in any manner other than by an agreement in writing signed by the parties hereto.

     12. Paragraph Headings. The paragraph headings in this Agreement are for convenience of reference only; they form no part of this Agreement and shall not affect its interpretation.

     13. Severability. The provisions of this Agreement are independent of and separable from each other. If any provision hereof shall for any reason be held invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision hereof, but this Agreement shall be construed as if such invalid or unenforceable provision had never been contained herein.

     14. Successors and Assigns. The rights, remedies, powers, and privileges of Comdisco hereunder shall inure to the benefit of the successors and assigns of Comdisco, and the duties and obligations of each Grantor hereunder shall bind the heirs, executors, administrators, successors and assigns of such Grantor.

     15. Consent To Jurisdiction And Venue. All judicial proceedings arising in or under or related to this Agreement or the Guaranty may be brought in any state or federal court of competent jurisdiction located in the State of Illinois. By execution and delivery of this Agreement, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Cook County, State of Illinois; (b) waives any objection as to jurisdiction or venue in Cook County, State of Illinois; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Service of process on any party hereto in any action arising out of or relating to this Agreement or the Guaranty shall be effective if given in accordance with the requirements for notice set forth in Section 9, and shall be deemed effective and received as set forth in Section 9. Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction.

     16. Mutual Waiver Of Jury Trial. Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced


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

and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws. EACH GRANTOR AND COMDISCO SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY ANY GRANTOR AGAINST COMDISCO OR ITS ASSIGNEE OR BY COMDISCO OR ITS ASSIGNEE AGAINST ANY GRANTOR. This waiver extends to all such Claims, including Claims that involve Persons other than any Grantor and Comdisco; Claims that arise out of or are in any way connected to the relationship between Grantor and Comdisco; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Agreement and the Guaranty.

     17. WAIVERS. EACH GRANTOR ACKNOWLEDGES THAT THE FOREGOING WAIVERS ARE A MATERIAL INDUCEMENT TO COMDISCO'S ENTERING INTO THIS AGREEMENT AND THAT COMDISCO IS RELYING UPON THE FOREGOING WAIVERS IN ITS FUTURE DEALINGS WITH GRANTOR. EACH GRANTOR WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THE FOREGOING WAIVERS WITH ITS LEGAL COUNSEL AND HAS KNOWINGLY AND VOLUNTARILY WAIVED ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

     18. Miscellaneous. Time is of the essence of this Agreement. Comdisco may assign, or sell participations in, its right, title and interest herein, in any of the Indebtedness, in the Collateral, and in any agreements or instruments now or hereafter evidencing or securing any agreements or instruments now or hereafter evidencing or securing any of the Indebtedness at any time or times without notice to or the consent of any Grantor.

     19. Counterparts. This Agreement and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument, and facsimile signatures shall be deemed originals.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]


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     IN WITNESS WHEREOF, each Grantor and Comdisco have duly executed and delivered this Security Agreement as of the day and year first above written.


     GRANTORS:                  THE PRINCETON REVIEW, INC.


                                Signature:                 /s/ Mark Chernis
                                                  ------------------------------

                                Print Name:                Mark Chernis

                                Title:                     President


                                PRINCETON REVIEW MANAGEMENT, L.L.C.


                                Signature:                 /s/ Mark Chernis
                                                  ------------------------------

                                Print Name:                Mark Chernis

                                Title:                     President


                                PRINCETON REVIEW OPERATIONS, L.L.C.


                                Signature:                 /s/ Mark Chernis
                                                  ------------------------------

                                Print Name:                Mark Chernis

                                Title:                     President


                                PRINCETON REVIEW PRODUCTS, L.L.C.


                                Signature:                 /s/ Mark Chernis
                                                  ------------------------------

                                Print Name:                Mark Chernis

                                Title:                     President


                                THE PRINCETON REVIEW CANADA, INC.


                                Signature:                 /s/ Mark Chernis
                                                  ------------------------------

                                Print Name:                Mark Chernis

                                Title:                     President

                      [SIGNATURES CONTINUING ON NEXT PAGE]


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Accepted in Rosemont, Illinois:

         LENDER:                COMDISCO, INC.


                                Signature:                 /s/ Victor Hanna
                                                  ------------------------------

                                Print Name:                Victor Hanna
                                                  ------------------------------

                                Title:                     Managing Director
                                                  ------------------------------


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